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                               Independent Auditors' Consent
                               -----------------------------

The Board of Directors
Mercantile Bancorporation Inc.:

We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No. 33-43694,
No. 33-48952, and No. 33-57543, each on Form S-8, and No. 33-45863,
No. 33-52986, No. 33-50579, No. 33-50981, No. 33-55439, No. 33-56603,
No. 33-58467, No. 33-63609, No. 33-65087, No. 333-09803, and No. 333-17757,
each on Form S-4, of Mercantile Bancorporation Inc. of our report dated January 15, 1997, relating to the consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1996, 1995, and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Annual Report on Form 10-K of Mercantile Bancorporation Inc. for the fiscal year ended December 31, 1996.


/s/ KPMG Peat Marwick LLP
--------------------------
KPMG Peat Marwick LLP

St. Louis, Missouri
February 20, 1997